The following table sets forth the cash bonuses paid to each officer for 2004:

Name and Principal Position	Cash Bonus
Russell A. Doll	$60,000
Acting President and
Chief Executive Officer
Mitchell I. Rosen	$25,500
Vice President and
Chief Financial Officer
Charles S. Troy	$80,000
Vice President